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                                                           Exhibit 4.1


                    FORM OF CLASS A COMMON STOCK CERTIFICATE


                        CLARION COMMERCIAL HOLDINGS, INC.
                     INCORPORATED UNDER THE LAWS OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN                    SEE REVERSE FOR
NEW YORK, NEW YORK                                     CERTAIN DEFINITIONS

                                      CUSIP 18051W 10 9

THIS CERTIFIES that ________ is the owner of ______ FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

                        CLARION COMMERCIAL HOLDINGS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                             [CERTIFICATE OF STOCK]

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers:

______________________                 ____________________________________
Joanne Vitale                          Daniel Heflin
Secretary                              Chief Executive Officer and President

Countersigned:

STATE STREET BANK AND TRUST, N.A.



By: __________________
         Name:
         Title:

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM -- as tenants in common
      UNIF GIFT MIN ACT -- ......Custodian under Uniform Gifts to Minors
      TEN ENT -- as tenants by the entireties
      JT TEN -- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.


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                                   Stock Power


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER.


For Value Received.......................hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE  .........................................


 .........................................................
Please print or typewrite name and address including postal zip code of assignee

 ........................................................

 ...................................................
Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

 ......................................
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated............

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         The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

         Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

         The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own or Constructively Own more than 9.9% of the number of outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially
Own or Constructively Own shares of capital stock of the Corporation in excess of 9.9% of the number of the total outstanding shares of capital stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially
Own or Constructively Own shares of capital stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of capital stock if such Transfer would result in the shares of capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of capital stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of capital stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void ab initio. In addition, if any of the restrictions on transfer or ownership are violated, the shares of capital stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and
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ownership, will be furnished to each holder of capital stock of the Corporation on request and without charge.

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